                                                                     EXHIBIT 4.1

                        [SEAL OF THE STATE OF MICHIGAN]

This is to Certify that the Annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 6th day of February, 1997.


                            /s/ CARL L. LYSON
                            -----------------
                            Carl L. Lyson
                            Director
                            Corporation, Securities and Land
                            Development Bureau

MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------
DATE RECEIVED
FEB 06 1997
------------
NAME
ATTN: CHERYL J. BIXBY
PHONE 517-663-2525  REF #70801
------------------------------
ADDRESS
MICHIGAN RUNNER SERVICE
PO BOX 266
----------
CITY              STATE     ZIP CODE
EATON RAPIDS      MI        48827 0266
                  --        ----------

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

(FOR BUREAU USE ONLY)

FILED
FEB 06 1997

                                 Administrator
MI DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU


                   EFFECTIVE DATE: FEB. 7, 1997 @ 10:00 A.M.
                   -----------------------------------------
                      RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
---------------------------------------------------------
1.  The present name of the corporation is: Aastrom Biosciences, Inc.

2.  The identification number assigned by the Bureau is: 529-456

3.  All former names of the corporation are: Ann Arbor Stromal, Inc.

4.  The date of filing the original Articles of Incorporation was:
March 24, 1989.
----------------
The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:


ARTICLE I
----------
The name of the corporation is:
Aastrom Biosciences, Inc.
--------------------------

ARTICLE II
-----------
The purpose or purposes for which the corporation is formed are:

To engage in any activity within the purpose for which corporations may be organized under the Michigan Business Corporation Act.
-------------------------------------------------------
SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III
------------
The total authorized shares:

Common shares         40,000,000     Preferred shares    5,000,000
                      ----------     ----------------    ---------

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follow:


               See Rider attached hereto and made a part hereof.
               -------------------------------------------------
ARTICLE IV

1. The address of the current registered office is:

      36th Floor, 100 Renaissance Center    Detroit, Michigan       48243
      ----------------------------------    -----------------       -----

(Street Address)                            (City)              (Zip Code)

2. The mailing address of the current registered office, if different than above:

                                            , Michigan
                                              --------

(Street Address or P.O. Box)                (City)              (Zip Code)

3. The name of the current resident agent is: Michael B. Staebler
-----------------------------------------------------------------

ARTICLE V
----------
These Restated Articles of Incorporation shall be effective at 10:00 a.m. Eastern Standard Time on Friday, February 7, 1997.
--------------------------------------------------

ARTICLE VI (Optional. Delete if not applicable)
------------------------------------------------
SEAL APPEARS ONLY ON ORIGINAL

Article VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)


See Rider attached hereto and made a part hereof.
--------------------------------------------------
  5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION(b). DO NOT COMPLETE BOTH.

  a. [_] These Restated Articles of Incorporation were duly adopted on the __________ day of __________________, 19____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

  Signed this_______ day of _________________, 19_________.

(Signatures of Incorporators; Type or Print Name Under Each Signature)

  b. [X] These Restated Articles of Incorporation were duly adopted on the 30th day of October, 1996 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

  [_] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

  [_] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

  [X] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with
  Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

  [_] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

                      Signed this 5th day of February, 1997
                      -------------------------------------

                      By /s/ R. DOUGLAS ARMSTRONG, Ph.D.
                      ----------------------------------


                        R. Douglas Armstrong, Ph.D., President
                        ---------------------------------------
                        (Type or Print Name)  (Type or Print Title)

SEAL APPEARS ONLY ON ORIGINAL

                             RIDER TO ARTICLE III
                             --------------------
PART A:  COMMON STOCK

Section 1.    Voting Rights.
              --------------


a.  One Vote Per Share.  The holders of shares of Common Stock shall be entitled
    ------------------
to one vote for each share so held with respect to all matters voted on by the holders of shares of Common Stock of the Corporation.


b.  Two-Thirds Consent.  Consent of the holders of at least two-thirds (2/3)
    ------------------
of the outstanding shares of Common Stock shall be required for (i) any action which results in a consolidation or merger which would be treated as a liquidation, dissolution or winding up of the Corporation under Section 2 of this Part A of this Article III, or which results in the liquidation, sale or assignment of all or substantially all of the assets of the Corporation; (ii) any amendment to these Articles of Incorporation; or (iii) any amendment by the shareholders of the Corporation of the Bylaws of the Corporation (the Board of Directors of the Corporation, as provided in Section 3 of Article VII, shall have the authority to amend the Bylaws of the Corporation without the consent of the shareholders of the Corporation).


Section 2.    Liquidation Rights.  Subject to preferences applicable to any
              ------------------
outstanding shares of Preferred Stock, all distributions made or funds paid to the holders of Common Stock upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be made on the basis of the number of shares of Common Stock held by each of them. A consolidation or merger of the Corporation with or into another corporation or entity shall be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 unless such consolidation or merger is not intended to effect a change in the ownership or control of the Corporation or of its assets and is not intended to alter materially the business or assets of the Corporation, including, by way of example and without limiting the generality of the foregoing: (i) a consolidation or merger which merely changes the identity, form or place of organization of the Corporation, or which is between or among the Corporation and any of its direct or indirect subsidiaries, or (ii) following such merger or consolidation, shareholders of the Corporation immediately prior to such event own not less than 51% of the voting power of such corporation immediately after such merger or consolidation on a pro rata basis.


Section 3.    Dividends.  Dividends may be paid on the Common Stock as and when
              ---------
declared by the Board of Directors, subject to preferences applicable to any outstanding shares of Preferred Stock.

PART B:  PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in these Restated Articles of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                             RIDER TO ARTICLE VII
                             --------------------
                                  ARTICLE VII


1.   Director Liability.  A director of the Corporation shall not be personally
     ------------------
liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

          (a) any breach of the director's duty of loyalty to the Corporation or its shareholders;

          (b) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          (c) a violation of Section 551(1) of the Michigan Business Corporation Act, as amended (the "MBCA");

          (d) a transaction from which the director derived an improper personal benefit; or

          (e) an act or omission occurring before the date these Articles of Incorporation became effective in accordance with the pertinent provisions of the MBCA.

Any repeal, amendment or other modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.

If the MBCA is amended, after this Article becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the MBCA as so amended.


2.   Control Share Acquisitions.  Chapter 7B of the MBCA, known as the "Stacey,
     --------------------------
Bennett, and Randall shareholder equity act," does not apply to control share acquisitions of shares of the Corporation.


3.   Amendment of Bylaws.  In furtherance and not in limitation of the powers
     -------------------
conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                        [SEAL OF THE STATE OF MICHIGAN]

This is to Certify that the Annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 7th day of June, 2000.

                            /s/ JOSEPH L. WEBSTER
                            ---------------------
                            Joseph L. Webster
                            Director
                            Corporation, Securities and Land
                            Development Bureau

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION AND LAND
------------------------------------------------------------------------
DEVELOPMENT  BUREAU
--------------------
DATE RECEIVED
JUN 07 2000
-----------

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

NAME
PH.   517-663-2525   REF #04302
--------------------------------
ATTN: CHERYL J. BIXBY
MICHIGAN RUNNER SERVICE
PO BOX 266
-----------
EATON RAPIDS   MI  48827 0266
               --  ----------

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

(FOR BUREAU USE ONLY)

FILED
JUN 07 2000

Administrator
CORP SECURITIES & LAND DEV. BUREAU


                                EFFECTIVE DATE:
                                ---------------
           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
             FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1962 (nonprofit corporations), the undersigned corporation executes the following Certificate:
------------------------------------------------------------
1.  The present name of the corporation is: Aastrom Biosciences, Inc.

2.  The identification number assigned by the Bureau is: 529-456

3.  Article III of the Articles of Incorporation is hereby amended to
            ----
read as follows:

          The total authorized shares:

          Common Shares:  60,000,000         Preferred Shares:  5,000,000

          A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

          See Rider attached hereto and made a part hereof.

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

THE FOREGOING AMENDMENTS TO THE ARTICLES OF INCORPORATION WAS DULY ADOPTED ON THE ____________ DAY OF _________________, _________. IN ACCORDANCE WITH THE
PROVISIONS OF THE ACT BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.

   SIGNED THIS ________ DAY OF ___________________________, _______________


_______________________________________    ____________________________________
(SIGNATURE)                                (SIGNATURE)


_______________________________________    ____________________________________
(TYPE OR PRINT NAME)                       (TYPE OR PRINT NAME)


_______________________________________    ____________________________________
(SIGNATURE)                                (SIGNATURE)

_______________________________________    ____________________________________
(TYPE OR PRINT NAME)                       (TYPE OR PRINT NAME)


5. (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

THE FOREGOING AMENDMENTS TO THE ARTICLES OF INCORPORATION WAS DULY ADOPTED ON THE 9th DAY OF May, 2000 BY THE SHAREHOLDERS IF A PROFIT CORPORATION, OR BY
     ---         ---------
THE SHAREHOLDERS OR MEMBERS IF A NONPROFIT CORPORATION (CHECK ONE OF THE FOLLOWING)

[X]  AT A MEETING THE NECESSARY VOTES WERE CAST IN FAVOR OF THE AMENDMENT.

[ ] BY WRITTEN CONSENT OF THE SHAREHOLDERS OR MEMBERS HAVING NOT LESS THAN THE MINIMUM NUMBER OF VOTES REQUIRED BY STATUTE IN ACCORDANCE WITH SECTION 407(1) AND (2) OF THE ACT IF A NONPROFIT CORPORATION, OR SECTION 407(1) OF THE ACT IF A PROFIT CORPORATION. WRITTEN NOTICE TO SHAREHOLDERS OR MEMBERS WHO HAVE NOT CONSENTED IN WRITING HAS BEEN GIVEN. (NOTE: WRITTEN CONSENT BY LESS THAN ALL OF THE SHAREHOLDERS OR MEMBERS IS PERMITTED ONLY IF SUCH PROVISION APPEARS IN THE ARTICLES OF INCORPORATION.)

[ ] BY WRITTEN CONSENT OF ALL THE SHAREHOLDERS OR MEMBERS ENTITLED TO VOTE IN ACCORDANCE WITH SECTION 407(3) OF THE ACT IF A NONPROFIT CORPORATION, OR SECTION 407(2) OF THE ACT IF A PROFIT CORPORATION.

[ ]  BY THE BOARD OF A PROFIT CORPORATION PURSUANT TO SECTION 611(2).

PROFIT CORPORATIONS          NONPROFIT CORPORATIONS

SIGNED THIS  7  DAY OF  June, 2000      SIGNED THIS _________ DAY OF _________,
             -          ----------
_______

BY  /S/  TODD E. SIMPSON                    BY____________________________
   ---------------------
(SIGNATURE OF AUTHORIZED OFFICER OR AGENT)  (SIGNATURE OF PRESIDENT, VICE-
                                            PRESIDENT, CHAIRPERSON OR VICE-
                                            CHAIRPERSON)
Secretary Todd E. Simpson
-------------------------                   _______________________________
(TYPE OR PRINT NAME)                        (TYPE OR PRINT NAME)
                                            (TYPE OR PRINT TITLE)

GOLD SEAL APPEARS ONLY ON ORIGINAL

PART A:  COMMON STOCK

     Section 1.  Voting Rights.
     ---------   -------------

     a.  One Vote Per Share.  The holders of shares of Common Stock shall be
         ------------------
entitled to one vote for each share so held with respect to all matters voted on by the holders of shares of Common Stock of the Corporation.

     b.  Two-Thirds Consent.  Consent of the holders of at least two-thirds
         ------------------
(2/3) of the outstanding shares of Common Stock shall be required for (i) any action which results in a consolidation or merger which would be treated as a liquidation, dissolution or winding up of the Corporation under Section 2 of this Part A of this Article III, or which results in the liquidation, sale or assignment of all or substantially all of the assets of the Corporation; (ii) any amendment to these Articles of Incorporation; or (iii) any amendment by the shareholders of the Corporation of the Bylaws of the Corporation (the Board of Directors of the Corporation, as provided in Section 3 of Article VII, shall have the authority to amend the Bylaws of the Corporation without the consent of the shareholders of the Corporation).

     Section 2.    Liquidation Rights.  Subject to preferences applicable to any
     ---------     ------------------
outstanding shares of Preferred Stock, all distributions made or funds paid to the holders of Common Stock upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be made on the basis of the number of shares of Common Stock held by each of them. A consolidation or merger of the Corporation with or into another corporation or entity shall be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 unless such consolidation or merger is not intended to effect a change in the ownership or control of the Corporation or of its assets and is not intended to alter materially the business or assets of the Corporation, including, by way of example and without limiting the generally of the foregoing: (i) a consolidation or merger which merely changes the identity, form or place of organization of the Corporation, or which is between or among the Corporation and any of its direct or indirect subsidiaries, or (ii) following such merger or consolidation, shareholders of the Corporation immediately prior to such event own not less than 51% of the voting power of such corporation immediately after such merger or consolidation on a pro rata basis.

     Section 3.    Dividends.  Dividends may be paid on the Common Stock as and
     ---------     ---------
when declared by the Board of Directors, subject to preferences applicable to any outstanding shares of Preferred Stock.

PART B:  PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in these Restated Articles of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.